WAIVER AND AMENDMENT AGREEMENT


This Waiver and Amendment Agreement (this "Agreement") is entered into as of March 16, 2006, by and among BROADCAST INTERNATIONAL, INC., a Utah corporation (the "Company"), and the PURCHASERS named on the signature pages to this Agreement (each, a "Purchaser" and collectively, the "Purchasers"), with reference to the following facts:

      A. The Company and the Purchasers are parties to, among others, the following documents:

            1. Securities Purchase Agreement dated May 16, 2005 (the "Purchase Agreement");

            2. 6% Senior Secured Convertible Notes Due 2008, each dated May 16, 2005, executed by the Company in favor of the Purchasers
                (the "Notes");

            3. Warrants (both Series A and Series B) for the Purchase of Shares of Common Stock, each dated May 16, 2005, executed by the Company in favor of the Purchasers (the "Warrants");

            4. Registration Rights Agreement dated May 16, 2005 (the "Registration Rights Agreement"); and

            5. Forbearance Agreement dated November 30, 2005, (the "Forbearance Agreement").

The above-referenced documents, all other documents executed in connection therewith and all other agreements between or among the Company and one or more of the Purchasers are hereinafter collectively referred to as the "Operative Documents".

      B. The Company is currently in default of the Forbearance Agreement by failing to pay when due the Forbearance Fee.

      C. The Company has requested that the Purchasers (i) terminate the Forbearance Agreement, and (ii) waive all currently existing defaults under the Operative Documents, and the Purchasers have agreed to do so, provided that the Company enters into this Agreement.

      NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

      1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Operative Documents.

      2. Termination of Forbearance Agreement. The Company and the Purchasers hereby agree that the Forbearance Agreement shall be terminated and no longer of any force or effect, and that, upon such termination, no party thereto shall have any further rights, duties or obligations thereunder. Without limiting the generality of the foregoing, from and after such termination of the Forbearance Agreement, no Purchaser shall have any further right to receive the Forbearance Fee or to receive any Liquidated Damages due to such Purchaser under the Registration Rights Agreement as of the date of such termination.

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      3.    Waiver.  The Purchasers hereby forever waive any and all defaults, which have occurred prior to the date hereof, under the Operative Documents. The Purchasers, however, specifically do not waive any future defaults under the Operative Documents or this Agreement which may occur from and after the date of this Agreement, including, without limitation, any defaults occurring under the Registration Rights Agreement from and after the date of this Agreement that arise or result from the Company's attempt to amend its currently effective SB-2 registration statement, as contemplated by Section 7 below.

      4. Amendments to the Purchase Agreement. The Purchase Agreement is hereby amended as follows:

            (a)   The definition of "Transaction Documents" set forth in
                  Section 2.1(b) of the Purchase Agreement is amended to specifically include this Agreement.

            (b) Section 3.12 of the Purchase Agreement is deleted in its entirety.

            (c) Section 3.15(c) of the Purchase Agreement is deleted in its entirety.

      5.    Amendments to the Notes.  Each Note is hereby amended as follows:

            (a) The definition of "Conversion Price" set forth in Section 1 of each Note is hereby amended in its entirety to read as follows:

                  " "Conversion Price" means $1.50, subject to adjustment as set forth herein."

            (b) Section 4(a) of each Note is hereby amended by adding a new subsection (xi) thereto (which new subsection shall be an additional "Event of Default" under each Note), which new subsection (xi) shall read in its entirety as follows:

                  "(xi) if the Company fails to raise and receive, by
                   September 30, 2006, at least $3,000,000 in cash net proceeds through one or more private or public placements of its securities."

      6. Amendment to the Warrants. Each Warrant (Series A and Series B) is hereby amended by changing the "Exercise Price" to $2.00.

      7. Registration Rights. The Company shall include by means of a prospectus supplement pursuant to Rule 424(b)(3) of the Securities Act the additional shares of Common Stock issuable upon conversion of the Notes as a result of the amendment to the Notes effected by Section 5(a) above in its currently effective SB-2 registration statement by allocating additional registered shares of Common Stock to the Purchasers for purposes of resale thereunder.

      8.    Release.

            (a) The Company acknowledges that the Purchasers would not enter into this Agreement without the Company's assurance that the Company has no claims against any Purchaser or any of the Purchasers' partners, affiliates, employees or agents. Except for the obligations arising hereafter under this Agreement and the Operative Documents, the Company releases each Purchaser, any person or entity that has obtained any interest from any Purchaser under the Operative Documents and each Purchaser's and such entity's partners, affiliates, officers, directors, employees and agents from any known or unknown claims which the



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Company now has against any Purchaser of any nature, including any claims that the Company, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Operative Documents or the transactions contemplated thereby.

            (b) The provisions, waivers and releases set forth in this section are binding upon the Company and the Company's shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of the Purchasers and their respective partners, affiliates, agents, employees, officers, directors, assigns and successors in interest.

            (c) The Company warrants and represents that the Company is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and the Company has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. The Company shall indemnify and hold harmless each Purchaser from and against any claim, demand, damage, debt, liability (including payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

            (d) The provisions of this Section 8 shall survive payment in full of the amounts owed by the Company to the Purchasers, full performance of all the terms of this Agreement and the Operative Documents, and/or any Purchaser's actions to exercise any remedy available hereunder, under the Operative Documents or otherwise.

      9. Termination and Rescission. If for any reason the Company is unable to accomplish the reallocation described in Section 7 above by March 31, 2006 (with the understanding that such SB-2 registration statement, as so amended, will be effective no later than March 31, 2006), then, unless all of the parties hereto agree in writing to the contrary, this Agreement shall be automatically terminated and rescinded and no longer of any force or effect, and that, upon such termination and rescission, no party hereto shall have any further rights, duties or obligations hereunder (other than the Company's obligations under Section 13(j), which shall survive any such termination and rescission). Without limiting the generality of the foregoing, upon any such termination and rescission of this Agreement, the Forbearance Agreement shall be reinstated in full, and any and all waivers, releases and amendments purported to be made hereby (including, without limitation, those purported to be made under Sections 3, 4, 5, 6 and 8) shall be rescinded in full, as if this Agreement had never been executed in the first instance.

      10. Further Assurances. The Company will take such other actions as the Purchasers may reasonably request from time to time to accomplish the objectives of this Agreement.

      11. Consultation of Counsel. The Company acknowledges that the Company has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement. The Company has executed this Agreement after reviewing and understanding each provision of this Agreement and without reliance upon any promise or representation of any person or persons acting for or on behalf of any Purchaser. The Company further acknowledges that the Company and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration described herein.


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      12.   Notices.  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by facsimile to the Company or to any Purchaser, as the case may be, at its address set forth in the Purchase Agreement.

      13.   Miscellaneous.

            (a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Purchasers and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by the Company of its rights or duties hereunder.

            (b) Integration. This Agreement and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement.

            (c) Effect of this Agreement. This Agreement does not amend, impair, alter, waive, annul, vary or affect any provision, acknowledgement, representation, condition, covenant, right, security interest, lien or remedy contained in the Operative Documents or in any other instrument or agreement at any time executed by the Company in favor of any Purchaser, except as expressly provided in this Agreement. The Company and the Purchasers intend that the terms and provisions contained in the other Operative Documents shall continue in full force and effect, subject only to the terms of this Agreement. In the event that the terms of this Agreement conflict with those of the Operative Documents, the terms of this Agreement shall govern.

            (d) Course of Dealing; Waivers. No course of dealing on the part of the any Purchaser or its partners, nor any failure or delay in the exercise of any right by any Purchaser, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Any Purchaser's failure at any time to require strict performance by the Company of any provision shall not affect any right of such Purchaser thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by a general partner of each Purchaser.

            (e) Time is of the Essence. Time is of the essence as to each and every term and provision of this Agreement and the other Operative Documents.

            (f) Counterparts. This Agreement may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

            (g) Legal Effect. If any provision of this Agreement conflicts with applicable law, such provision shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

            (h) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to principles of conflicts of laws. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated exclusively in the United


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States District Court for the Northern District of Texas located in Dallas
County, Dallas, Texas. The parties consent and submit to the jurisdiction and venue of the foregoing court and consent that any process or notice of motion or other application to said court or a judge thereof may be served inside or outside the State of Texas or the Northern District of Texas (but with respect to any party hereto, such consent shall not be deemed a general consent to jurisdiction and service for any third parties) by registered mail, return receipt requested, directed to the party being served at its address provided in or pursuant to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court. The Company hereby waives any right to a jury trial in connection with any litigation pursuant to this Agreement.

            (i) Assignment and Indemnity. The Company consents to each Purchaser's assignment of all or any part of such Purchaser's rights under this Agreement and the Operative Documents. The Company shall indemnify and defend and hold each Purchaser and any assignee of such Purchaser's interests harmless from any actions, costs, losses or expenses (including attorneys' fees) arising out of such assignment, this Agreement and the Operative Documents.

            (j) Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay $7,500 to Gryphon Master Fund, L.P. ("Gryphon"), the lead Purchaser, to reimburse Gryphon for the fees and expenses (including attorneys' fees and expenses) incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement. Such amount shall be paid to Gryphon by wire transfer of immediately available funds to an account designated by Gryphon no later than the second business day following the date of this Agreement.

            IN WITNESS WHEREOF the undersigned have executed this Agreement as of the first date above written.


                              BROADCAST INTERNATIONAL, INC.



                              By:    /s/ Rodney M. Tiede
                              Name:  Rodney M. Tiede
                              Title: President & CEO


          [Remainder of page intentionally left blank;
              Purchaser signature page to follow.]


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            PURCHASERS:


            GRYPHON MASTER FUND, L.P.

               By:  Gryphon Partners, L.P., its General Partner

               By:  Gryphon Management Partners, L.P., its General Partner

               By:  Gryphon Advisors, L.L.C., its General Partner

               By:   /s/ E. B. Lyon, IV
                     E.B. Lyon, IV, Authorized Agent


            GSSF MASTER FUND, LP

               By:  Gryphon Special Situations Fund, LP, its General Partner

               By:  GSSF Management Partners, LP, its General Partner

               By:  GSSF, LLC, its General Partner

               By:   /s/ E. B. Lyon IV
                     E.B. Lyon, IV, Authorized Agent


            BUSHIDO CAPITAL MASTER FUND, LP

               By:  Bushido Capital Partners, Ltd., its General Partner

               By: /s/ Christopher Rossman
                   Christopher Rossman, Managing Director


            GAMMA OPPORTUNITY CAPITAL PARTNERS, LP

               By:  Gamma Capital Advisors, Ltd. its General Partner

               By: /s/ Jonathan P. Knight, PhD
                   Jonathan P. Knight, PhD, President/Director





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